                                                                               .
                                                                               .
                                                                               .
                                                                      EXHIBIT 21

                               JO-ANN STORES, INC.
                              LIST OF SUBSIDIARIES

                                                                                                STATE OF         PERCENT OWNED BY
NAME                                                                                          INCORPORATION         REGISTRANT
----                                                                                          -------------         ----------
Jo-Ann Stores Supply Chain Management, Inc..............................................          Ohio                 100%
FCA of Ohio, Inc........................................................................          Ohio                 100%
House of Fabrics, Inc...................................................................        Delaware               100%
Team Jo-Ann, Inc........................................................................          Ohio                 100%